
As filed with the Securities and Exchange Commission on December 17, 1999               Registration No. 333-
                                                                                                             ----------
================================================================================================================================
                                            SECURITIES AND EXCHANGE COMMISSION
                                                  Washington, D.C. 20549
                                                    ------------------

                                                         FORM S-8
                                                  REGISTRATION STATEMENT
                                                           Under
                                                THE SECURITIES ACT OF 1933
                                                    ------------------

                                                     SAMES CORPORATION
                                  (Exact name of Registrant as specified in its charter)

                 DELAWARE                                                                        36-0808480
       (State or Other Jurisdiction                                                           (I.R.S. Employer
     of Incorporation or Organization)              9201 W. BELMONT AVE.                     Identification No.)
                                               FRANKLIN PARK, ILLINOIS   60131
                         (Address, including zip code, of Registrant's principal executive office)

                                           ------------------------------------


                                            SAMES EMPLOYEE STOCK PURCHASE PLAN
                                                 (Full title of the plan)

                                                    ------------------

                                                     MR. RONALD KOLTZ
                                               VICE PRESIDENT AND CONTROLLER
                                                     SAMES CORPORATION
                                                   9201 W. BELMONT AVE.
                                               FRANKLIN PARK, ILLINOIS 60131
                                                      (847) 737-5970
                      (Name, address and telephone number, including area code, of Agent for Service)

                                                        Copies to:

                                                    GUY E. SNYDER, ESQ.
                                                 JENNIFER DURHAM KING, ESQ.
                                             VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                                 222 NORTH LASALLE STREET
                                                  CHICAGO, ILLINOIS 60601
                                                      (312) 609-7500

                                                    ------------------


                                              CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                        PROPOSED MAXIMUM              PROPOSED MAXIMUM
   TITLE OF SECURITIES           AMOUNT TO                  OFFERING                 AGGREGATE OFFERING            AMOUNT OF
     TO BE REGISTERED        BE REGISTERED(1)          PRICE PER SHARE(2)                 PRICE(2)              REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $1.00 per share            100,000                     $13.75                       $1,375,000                 $363.00
================================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Sames Employee Stock Purchase Plan (the "Plan") as the result of stock splits, stock dividends or similar adjustments of the outstanding Common Stock pursuant to Rule 416(a).

(2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the registration fee have been estimated based on the average of the high and low sales prices for the Common Stock as reported by the American Stock Exchange on December 10, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     This Registration Statement relates to the registration of 100,000 shares of Common Stock, $1.00 par value per share, of Sames Corporation (the "Registrant") reserved for issuance under the Sames Employee Stock Purchase Plan, (the "Plan"). The issuance and delivery of any shares under the Plan is conditioned on the approval of the Plan by the Registrant's stockholders at its Annual Meeting of Stockholders in 2000.

     The document containing the information required by this section will be given to those persons who participate in the Plan, all of whom are required to be employees of Registrant or certain of its subsidiaries.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Sames Corporation, a Delaware corporation ("Registrant"), are incorporated in this Registration Statement by reference:

     (a) Annual Report on Form 10-K for the year ended November 30, 1998 (File No. 1-01416);

     (b) Quarterly Reports on Form 10-Q for the quarters ended August 31, 1999, May 31, 1999 and February 28, 1999 (File No. 1-01416); and

     (c) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A, filed under the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law grants each corporation organized thereunder the powers to indemnify any individual made party or threatened to be made party to any threatened, pending or completed action, suit or proceeding because the individual is or was a director, officer, employee or agent of the corporation, against actual and reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred with respect to an action, suit or proceeding if the individual acted in good faith, and the individual reasonably believed: (a) that the individual's conduct was in the corporation's best interests; (b) that the individual's conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, that the individual had no reasonable cause to believe the individual's conduct was unlawful. However, there will be limited or no indemnification for directors, officers, employees or agents adjudged to be liable to the corporation where such individuals are parties to any action by or in the right of the corporation.

     Section Eighth of the Registrant's Restated Certificate of Incorporation states as follows:

     EIGHTH: (1) No person who was or is a director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the duty of loyalty to the Corporation or its stockholders, (b) for acts or admissions not in good faith or which involve intentional misconduct or knowing violation of law, (c) under section 174 of the General Corporation Law of Delaware, or (d) for any transaction from which the director derived an improper personal benefit.

If the General Corporation Law of Delaware is amended after the effective date of this Article to further eliminate or limit, or to authorize further elimination or limitation of, the personal liability of directors for breach of fiduciary duty as a director, the personal liability of a director to this Corporation or its stockholders shall be eliminated or limited to the full extent permitted by the General Corporation Law of Delaware, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect the elimination or limitation of the personal liability of a director for any act or omission occurring prior to the effective date of such repeal or modification. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Section.

     (2) (a) The Corporation shall, to the fullest extent to which it is empowered to do by the General Corporation Law of Delaware or any other applicable laws, as may from time to time be in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or, officer, of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     (b) The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to the liable to the Corporation unless and only to the extent that the Court of Chancery of the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any claim, suit or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) Persons who are not covered by the foregoing provisions of this Section and who are or were employees or agents of the Corporation, or are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

     (g) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (h) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section or the General Corporation Law of Delaware. The Corporation shall have the power to enter into insurance maintenance agreements with such persons, the terms of which may require the Corporation to purchase insurance for such persons in such scope, coverage and amounts as the Corporation agrees to. In the event that the Corporation fails to purchase insurance as provided for in any such agreement, the Corporation may obligate itself, in accordance with the terms any such agreement, to pay to such persons the amount specified by the agreement as if insurance was in effect.

     (i) For purposes of this Section, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (j) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Section.

     (k) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of the heirs, executors and administrators of such a person.

     Article III, Section 6 of the Registrant's By-laws provides as follows:

     (a) The Corporation shall, to the fullest extent to which it is empowered to do by the General Corporation Law of Delaware or any other applicable laws, as may from time to time be in effect, indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation,) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees,) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had not reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Corporation may make advances against any such expenses upon terms determined by the Board of Directors.

     (b) The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this
Section 6, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this Section 6 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this
Section 6. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

     (f) Persons who are not covered by the foregoing provisions of this Section 6 and who are or were employees or agents of the Corporation, or are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

     (g) The indemnification provided by this Section 6 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

          4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Form 10-K for its fiscal year ended November 30, 1993, File No. 1-01416).

          4.2 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant's registration statement on Form S-8, File No. 333-30191).

          4.3 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant.

          4.4 By-laws of the Registrant (incorporated by reference to Exhibit 3.3 to Registrant's Form 10-K for its fiscal year ended November 30, 1998, File No. 1-01416).

          4.5 Amended and Restated Rights Agreement, dated as of February 2, 1990 and amended and restated as of January 21, 1991, between the Registrant and Harris Trust and Savings Bank, as successor rights agent (incorporated by reference to Exhibit 4.3 to Registrant's Form 10-K for its fiscal year ended November 30, 1993, File No. 1-01416).

          4.6 Second Amendment to Rights Agreement dated as of August 27, 1998 by and between the Registrant and Harris Trust and Savings Bank (incorporated by reference to Registrant's Current Report on Form 8-K dated September 2, 1998).

          5.1 Opinion of Vedder, Price, Kaufman & Kammholz regarding the legality of the Common Stock to be issued in connection with the Plan.

          10.1 Sames Employee Stock Purchase Plan.

          23.1 Consent of KPMG LLP.

          23.2 Consent of Vedder, Price, Kaufman & Kammholz (included in
               Exhibit 5.1).

          24.1 Powers of Attorney (included on signature page of the Registration Statement).

ITEM 9.  UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           [SIGNATURE PAGE TO FOLLOW]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin Park, State of Illinois, on this 13th day of December, 1999.

                                   SAMES CORPORATION


                                   By: /s/ Arnold H. Dratt
                                       ----------------------------------------
                                           Arnold H. Dratt
                                           President,
                                           Chief Executive Officer and Director

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, each of the undersigned does hereby make, constitute and appoint Arnold H. Dratt his attorney-in-fact and agent with full power of substitution, to execute for him and in his behalf in any and all capacities the Registration Statement on Form S-8 relating to the Sames Employee Stock Purchase Plan, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. Each of the undersigned further grants unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent and/or any of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



       Name                           Title                          Date
       ----                           -----                          ----


/s/ Wayne F. Edwards            Chairman of the Board         December 13, 1999
------------------------
    Wayne F. Edwards


/s/ Arnold H. Dratt       President, Chief Executive Officer  December 13, 1999
-----------------------               and Director
    Arnold H. Dratt         (principal executive officer)


/s/ Ronald A. Koltz                 Vice President,           December 13, 1999
-----------------------    Controller-Corporate Accounting
    Ronald A. Koltz           (principal accounting and
                                  financial officer)


/s/ Clifford J. Vaughan                 Director              December 13, 1999
-----------------------
    Clifford J. Vaughan


/s/ Philippe Vuillerme                  Director              December 14, 1999
-----------------------
    Philippe Vuillerme

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                          DESCRIPTION OF EXHIBIT
------                          ----------------------

4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Form 10-K for its fiscal year ended November 30, 1993, File No. 1-01416).

4.2 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant's registration statement on Form S-8, File No. 333-30191).

4.3 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant.

4.4 By-laws of the Registrant (incorporated by reference to Exhibit 3.3 to Registrant's Form 10-K for the fiscal year ended November 30, 1998, File No. 1-01416).

4.5 Amended and Restated Rights Agreement, dated as of February 2, 1990 and amended and restated as of January 21, 1991, between the Registrant and Harris Trust and Savings Bank, as successor rights agent (incorporated by reference to Exhibit 4.3 to Registrant's Form 10-K for its fiscal year ended November 30, 1993, File No. 1-01416).

4.6 Second Amendment to Rights Agreement dated as of August 27, 1998 by and between the Registrant and Harris Trust and Savings Bank (incorporated by reference to Registrant's Current Report on Form 8-K dated September 2, 1998).

5.1 Opinion of Vedder, Price, Kaufman & Kammholz regarding the legality of the Common Stock to be issued in connection with the Plan.

10.1      Sames Employee Stock Purchase Plan.

23.1      Consent of KPMG LLP.

23.2      Consent of Vedder, Price, Kaufman & Kammholz (included in Exhibit
          5.1).

24.1      Powers of Attorney (included on signature page of Registration
          Statement).